UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2005

Dot Hill Systems Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6305 El Camino Real, Carlsbad, California		92009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 931-5500

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 27, 2005, we entered into a Product Supplement/Award Letter with Sun Microsystems, Inc. and Sun Microsystems International B.V. (collectively, “Sun”), pursuant to our Product Purchase Agreement with Sun, dated May 24, 2002, as amended.  The Award Letter adds certain new disk array controller and chassis products to the Product Purchase Agreement so that Sun may obtain these products from us on the terms contained in the Product Purchase Agreement.  This award is based on the RAID controller technology that we acquired in our acquisition of Chaparral Network Storage, Inc. in February 2004.  The Award Letter provides for the option of an alternative supply chain model for delivery and sale of such products and sets forth a methodology to share cost reductions we may achieve for these products. The Award Letter also permits Sun to obtain Embedded Management Controller and Embedded Storage Controller software, including Data Management Services, from us, subject to Sun’s payment to us of applicable license fees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.

By:	/s/ Preston Romm
Preston Romm
Chief Financial Officer, Vice President,
Finance, Secretary and Treasurer

Date: September 27, 2005